UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Unity Bancorp, Inc.

2021 PROXY

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

April 1, 2021

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) to be held virtually on May 13, 2021 at 9:30 a.m. At the Annual Meeting, shareholders will be asked to consider and vote upon:

1.	The election of the three (3) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.
2.	The ratification of the selection of RSM US LLP as the Company’s independent external auditors for the year ending December 31, 2021.
3.	An advisory vote on executive compensation.
4.	An advisory vote on how often the Company will conduct an advisory vote on executive compensation.
5.	Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

We are distributing our proxy materials to our registered shareholders via the U.S. Securities and Exchange Commission "Notice and Access" rules. A Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") will be mailed beginning on or about April 1, 2021, rather than paper copies of the Proxy Statement, the proxy card and our 2020 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2020. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials. If you are not a registered shareholder and hold shares through a broker, bank, or nominee, you will receive proxy materials from your broker, bank, or nominee and you must follow the voting instructions they provide.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, after receiving the Notice of Internet Availability, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If you plan on participating in the Annual Meeting virtually, please retain the control number provided on your proxy card. You will need it to access the Annual Meeting as a registered shareholder.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

/s/ David D. Dallas

David D. Dallas
Chairman of the Board

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2021

Notice is hereby given that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) will be held virtually on May 13, 2021 at 9:30 a.m. for the purpose of considering and voting upon the following matters:

1.	The election of the three (3) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.
2.	The ratification of the selection of RSM US LLP as the Company’s independent external auditors for the year ending December 31, 2021.
3.	An advisory vote on executive compensation.
4.	An advisory vote on how often the Company will conduct an advisory vote on executive compensation.
5.	Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Shareholders of record at the close of business on March 19, 2021, are entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to participate in the Annual Meeting which will be broadcast at www.meetingcenter.io/256600652. The password for the meeting is – UNTY2021.

We are distributing our proxy materials to our registered shareholders via the U.S. Securities and Exchange Commission "Notice and Access" rules. A Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") will be mailed beginning on or about April 1, 2021, rather than paper copies of the Proxy Statement, the proxy card and our 2020 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2020. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials. If you are not a registered shareholder and hold shares through a broker, bank, or nominee, you will receive proxy materials from your broker, bank, or nominee and you must follow the voting instructions they provide.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you expect to participate in the Annual Meeting virtually, after receiving the Notice of Internet Availability, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If you plan on participating in the Annual Meeting virtually, please retain the control number provided on your proxy card. You will need it to access the Annual Meeting as a registered shareholder.

You may revoke your proxy at any time prior to the exercise of the proxy by following the voting instructions included in the Notice of Internet Availability. The latest vote cast will control.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 13, 2021:

You may access the Annual Report, Proxy Statement and Proxy Card at the following website:

https://www.investorvote.com/UNTY

By Order of the Board of Directors,

/s/ David D. Dallas
David D. Dallas
Chairman of the Board
April 1, 2021
Clinton, New Jersey

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2021

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the “Company”) of proxies to be voted at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 13, 2021, and at any postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 9:30 a.m. local time. The Annual Meeting will be broadcast at www.meetingcenter.io/256600652. The password for the meeting is – UNTY2021.

This proxy statement will first be available online on or about April 1, 2021, to shareholders.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s Common Stock, no par value per share (the “Common Stock”), that you held as of the close of business on the record date. Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On the record date, March 19, 2021, there were 10,401,809 shares of Common Stock outstanding.

In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be made available upon request.

Who Is a Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares of Common Stock are registered directly in your name, the Company is sending the Notice of Internet Availability directly to you. If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Record Holders:

Online. Please follow the instructions included in the Notice of Internet Availability.

By Participating in the Annual Meeting. If you participate in the Annual Meeting virtually, you can vote your shares of Common Stock by following the instructions available on the meeting website during the meeting. You will be required to sign into the meeting with the control number provided on your proxy card.

Completed Proxy Card. If you requested paper copies of the proxy materials, you may complete, date, sign and return the proxy card that is mailed to you.

Stock Held by Brokers, Banks and Nominees:

If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you plan to participate in the Annual Meeting virtually, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 19, 2021. Once received, request for registration should be labeled as “Legal Proxy” and directed to:

Computershare

Unity Bancorp, Inc. Legal Proxy

P.O Box 43001

Providence, RI 02940-3001

Requests should be submitted no later than May 3, 2021 by 5:00 p.m. Eastern Time.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to register and participate in the meeting virtually.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting. The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

If a quorum is present, Directors will be elected by a plurality of votes cast at the Annual Meeting. Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting. Approval of each of the other proposals requires the vote of a majority of those shares voting at the Annual Meeting.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “FOR” each of the proposals listed in the notice of meeting and as recommended by the Board of Directors on any other business to be conducted at the Annual Meeting. The Board is not aware of any other business to be conducted at the Annual Meeting.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Does the Board Recommend that I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR the election of nominees for Director to serve on the Board of Directors; and

FOR ratification of RSM US LLP as the Company’s independent external auditors; and

FOR approval of the Company’s executive compensation; and

FOR the Company holding an advisory vote on executive compensation once every three years.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by following the voting instructions included in the Notice of Internet Availability. The latest vote cast will control.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail, facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors must consist of not less than one (1) and not more than sixteen (16) Directors. The Board of Directors of the Company currently has ten (10) members. The Board of Directors is divided into three classes.

Three (3) Directors will be elected at this Annual Meeting to serve for three-year terms expiring at the Company’s Annual Meeting in 2024 and until his or her successors are duly elected and qualified. All nominees are current members of the Company’s Board of Directors.

The following tables set forth, as of the record date, the names of the nominees and the names of those Directors whose terms continue beyond the Annual Meeting, their ages, a brief description of their recent business experience, including present occupations and employment, certain Directorships held by each, the year in which each became a Director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire.

The persons named as proxy will vote your proxy “FOR” the election of each of the nominees named below unless you indicate that your vote should be withheld. If elected, each nominee will continue in office until his/her successor has been duly elected and qualified, or until the earliest of death, resignation, retirement or removal. Each of the nominees has indicated to the Company that he or she will serve if elected. The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors has nominated and recommends a vote “FOR” the election of Dr. Mark S. Brody, Raj Patel and Donald E. Souders, Jr.

Nominees for 2021 Annual Meeting

Name, Age and Position		Director	Term
with Company (1)	Principal Occupation During Past Five Years	Since (2)	Expires
Dr. Mark S. Brody, 68	Managing Member Financial Planning Analysts, LLC;	2002	2024
Director	Vice President of Planned Financial Programs, Inc.
Raj Patel, 66	CEO of Millennium Hotel Group (Hotel);	2007	2024
Director	CEO of 2602 Deerfield LLC (Real Estate)
Donald E. Souders, Jr., 55	Attorney/Partner Florio Perrucci Steinhardt &	2007	2024
Director	Cappelli LLC

(1)	Each Director of the Company is also a Director of the Bank.
(2)	Includes prior service on the Board of Directors of the Bank.

Directors of the Company Whose Terms Continued Beyond this Annual Meeting

Name, Age and Position		Director	Term
with Company (1)	Principal Occupation During Past Five Years	Since (2)	Expires
Dr. Mary E. Gross, 60 Director	Founder, Human Edge Resources, LLC (Human Resource Consulting)	2009	2022
James A. Hughes, 62 President, CEO and Director	President and CEO of the Company and the Bank	2002	2022
Aaron Tucker (3), 58 Director	President, Tucker Enterprises; Real Estate Builder and Investor	2014	2022
Allen Tucker (3), 94 Vice Chairman	Chairman, Tucker Enterprises; Real Estate Builder and Investor	1995	2022
Wayne Courtright, 73 Director	Retired, Former Bank Executive Officer and Consultant	2004	2023
David D. Dallas (4), 66 Chairman	Chairman of the Company and the Bank; Chief Executive Officer of Dallas Group of America, Inc. (Chemicals)	1991	2023
Robert H. Dallas, II (4), 74 Director	President of Dallas Group of America, Inc. (Chemicals)	1991	2023
Peter E. Maricondo, 74 Director	Retired, Former Financial Consultant	2004	2023

(1)	Each Director of the Company is also a Director of the Bank.
(2)	Includes prior service on the Board of Directors of the Bank.
(3)	Allen Tucker and Aaron Tucker are father and son.
(4)	David D. Dallas and Robert H. Dallas, II are brothers.

Director Qualifications

Dr. Mark S. Brody:  Dr. Mark S. Brody has been a Director of the Company and the Bank since 2002. Dr. Brody is also the Vice President of Planned Financial Programs, Inc. and Managing Member, Financial Planning Analysts, LLC. Dr. Brody has extensive experience in the financial markets and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations. Dr. Brody is a prominent businessman in NJ and NY and has many contacts to generate new business for the Company.

Wayne Courtright:  Wayne Courtright has been a Director of the Company and the Bank since 2004. Mr. Courtright is a retired banker, who has served in the capacity of Executive Vice President, Chief Lending and Chief Credit Officer and as a Director at several institutions. Mr. Courtright is considered to be an Audit Committee financial expert as such term is defined by SEC regulations. Mr. Courtright is a prominent businessman in NJ and has many contacts to generate new business for the Company.

David D. Dallas:  David D. Dallas is a founding member of the Bank and currently serves as Chairman of the Company and Bank. Mr. Dallas is the CEO of The Dallas Group of America. Inc., a specialty chemical manufacturing business headquartered in Whitehouse, NJ, which serves a global industrial and foodservice customer base. For over 40 years, Mr. Dallas has extensive experience in real estate through investing and developing commercial and residential properties throughout the NJ and PA markets served by the Company. Mr. Dallas is an active member of the Franklin Township Land Use Board having served for more than 10 years and currently serves as a trustee of Centenary University located in Hackettstown, NJ. Mr. Dallas has served as a Director of the Bank since 1991 and the Company since it was formed.

Robert H. Dallas, II:  Robert H. Dallas, II is a founding member of the Bank and has served as a Director of the Bank since 1991 and the Company since it was formed. Mr. Dallas is the President of The Dallas Group of America. Inc., a specialty chemical manufacturing business headquartered in Whitehouse, NJ, which serves a global industrial and foodservice customer base. For over 40 years, Mr. Dallas has extensive experience in real estate through investing and developing commercial and residential properties throughout the NJ and PA markets served by the Company. Mr. Dallas is an active member of the Watchung Borough Zoning Board of Adjustment, having served for more than 20 years.

Dr. Mary E. Gross:  Dr. Mary E. Gross has been a Director of the Bank since 2009 and a Director of the Company since 2011. Dr. Gross is the founder of Human Edge Resources, LLC. Dr. Gross holds a PsyD in Organizational Psychology from Rutgers, an MBA with honors from The Wharton School of the University of Pennsylvania and a BS in Accounting from the University of Maryland. Dr. Gross is considered to be an Audit Committee financial expert as such term is defined by SEC regulations. Her experience in human resources and financial services assists the Board in its oversight of the Company’s operations.

James A. Hughes:  James A. Hughes has been a Director of the Company and the Bank since 2002. Mr. Hughes has a Bachelor’s degree in Accounting from Mount St. Mary’s, a Master’s degree in Business Administration from Seton Hall University and is a Certified Public Accountant. Prior to Unity Bank, Mr. Hughes was a Senior Vice President at Summit Bancorp and also worked in public accounting for KPMG. The Board believes that it is important that Mr. Hughes, as the senior managing officer of the Company and the Bank, participate in all Board deliberations and decisions.

Peter E. Maricondo:  Peter E. Maricondo has been a Director of the Company and the Bank since 2004. Mr. Maricondo is a retired financial consultant. Prior to this, Mr. Maricondo served as the Vice President/Corporate Controller at GPU, Inc. and the Vice President/Corporate Controller at NUI Corporation. He also worked in public accounting as a Certified Public Accountant with an international accounting firm. Mr. Maricondo holds an MBA degree in Accounting from Seton Hall University and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.

Raj Patel: Raj Patel has been a Director of the Company since 2008 and a Director of the Bank since 2007. Mr. Patel is currently serving as CEO of Millennium Hotel Group (Hotel), CEO of 2602 Deerfield LLC (Real Estate), and partial owner of the Bergen County Medical Adult Day Care Center (Healthcare). Mr. Patel holds a Bachelor’s degree in Engineering from SP University in India. Mr. Patel is a licensed NJ Realtor and prominent businessman in NJ and has many contacts to generate new business for the Company.

Donald E. Souders, Jr.:  Donald E. Souders, Jr., has been a Director of the Bank since 2007 and of the Company since 2014. Mr. Souders is a practicing attorney and partner in the law firm of Florio Perrucci Steinhardt & Cappelli LLC, with offices in NJ and PA. Mr. Souders is a prominent attorney practicing in NJ and PA and has many contacts to generate new business for the Company. In addition, his experience as an attorney provides the Board with a critical point of view on many issues considered by the Board.

Aaron Tucker:  Aaron Tucker has been a Director of the Bank since 2014 and the Company since 2015. Mr. Tucker holds a Bachelor of Science degree in Business Administration from Northeastern University. Mr. Tucker is the CEO of Tucker Enterprises and has extensive experience as a Real Estate Developer. He has been a NJ State Licensed Builder since 1987. Mr. Tucker is a former member of the Millburn Township Zoning Board of Adjustment. Mr. Tucker is a prominent businessman in NJ and has many contacts to generate new business for the Company.

Allen Tucker:  Allen Tucker has been a Director of the Company and the Bank since 1995 and is the current Vice Chairman. Mr. Tucker is also the founder and Chairman of Tucker Enterprises. Mr. Tucker has extensive experience as a developer/builder of real estate and has extensive knowledge of the NJ markets served by the Company. Mr. Tucker is a prominent businessman in NJ and has many contacts to generate new business for the Company.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2020, the Board of Directors of the Company held fourteen (14) meetings, and no Director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such Director served. The Company’s policy is to require all Directors to attend Annual Meetings of Shareholders absent extenuating circumstances. All of the Company’s Directors participated in the Company’s 2020 Annual Meeting of Shareholders.

The Board of Directors has the following five (5) standing committees: Audit, Human Resources (“HR”)/Compensation, Executive Loan, Corporate Governance and Nominating and Risk Management. The following table represents the membership on each committee as of the date of this Proxy statement:

		Human		Corporate
		Resources/		Governance and
Name	Audit	Compensation	Executive Loan	Nominating	Risk Management
Dr. Mark S. Brody		Chairman	Member		Member
Wayne Courtright	Member		Vice Chairman		Member
David D. Dallas	Member		Member		Chairman
Robert H. Dallas, II			Member	Member	Member
Dr. Mary E. Gross	Member			Chairman	Member
Peter E. Maricondo	Chairman	Member			Member
Raj Patel		Member	Member		Member
Donald E. Souders, Jr.		Member		Member	Member
Aaron Tucker	Member		Member	Member	Member
Allen Tucker			Chairman		Vice Chairman

Diversity

Diversity in knowledge, skills and experience is considered by the Board of Directors when evaluating nominees. From time to time, the Corporate Governance and Nominating Committee may develop specific additional selection criteria for Board membership, taking into consideration current Board composition and ensuring that the appropriate knowledge, skills and experience are represented.

Board Leadership

Historically, the Company has separated the positions of CEO and Board Chairman, with the Board Chairman’s position being filled by a non-employee member of the Board. The Board believes that this structure has been the most appropriate for the Company because it provides the Board with an additional diversity of views on managing the Company and provides the Board with greater independent leadership.

Director Independence

The Board of Directors has determined that all Directors of the Company were “independent” within the meaning of the NASDAQ’s listing standards during 2020, other than Mr. Hughes who is the President and CEO of the Company. In addition, all current members of the Audit, HR/Compensation and Corporate Governance and Nominating Committees are "independent" for purposes of NASDAQ’s listing standards, and members of the Audit and HR/Compensation committees meet the heightened independence standards applicable to those committees under SEC regulations. In reviewing the independence of these Directors, the Board considered that all Directors engaged in ordinary course banking transactions with the Bank, including loans, if any, that were made in accordance with Federal Reserve Regulation O.

No Director of the Company is also a Director of any other company registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by the Bank include credit risk relating to its loans and interest rate risk related to its entire balance sheet. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the Executive Loan and Risk Management Committees.

Audit Committee

The Company maintains an Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which consisted of Chairman Peter E. Maricondo, and Directors Mark S. Brody, Wayne Courtright, David D. Dallas, Mary E. Gross and Aaron Tucker during the fiscal year ended December 31, 2020. The Audit Committee met six (6) times in 2020, and also held two (2) meetings with the Company’s external auditors. All Directors who serve on the Audit Committee are “independent” under the heightened NASDAQ listing standards and the SEC’s rules applicable to audit committees. The Board has determined that Chairman Peter E. Maricondo, and Directors Wayne Courtright and Mary E. Gross are considered “Audit Committee financial experts” as defined in Item 401(h) of the SEC’s Regulation S-K.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board has adopted a written charter setting forth the functions of the Audit Committee. The functions of the Audit Committee are to: (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company’s external audit and internal auditing functions and determine the engagement of the external and internal auditors; (iii) provide avenues of communication among the external and internal auditors and the Board of Directors; (iv) review and monitor compliance with the Company’s Bank Secrecy Act (“BSA”) policy, procedures and practices; and (v) review and monitor compliance with the Company’s policies, procedures and practices. The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rule-making and to assure that the Audit Committee’s functions and procedures are appropriately defined and implemented. A copy of our Audit Committee charter is available on our website at www.unitybank.com.

The Audit Committee also reviews and evaluates the recommendations of the Company’s independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports and informs the Board of the results of their analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Company’s internal auditors and recommends any action to be taken in connection therewith.

Human Resources (“HR”)/Compensation Committee

The HR/Compensation Committee consisted of Chairman Mark S. Brody and Directors Mary E. Gross, Peter E. Maricondo, Raj Patel and Donald E. Souders, Jr. during the fiscal year ended December 31, 2020. The HR/Compensation Committee met three (3) times in 2020. As of the date hereof, each member is considered to be “independent” for purposes of NASDAQ Compensation Committee standards.

The HR/Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation. The HR/Compensation Committee performs functions that include monitoring human resources and compensation issues and practices, both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resources policies and employment manual updates. Based on the results of its activities, the HR/Compensation Committee sets the compensation for our executive officers and for the members of our Board. The HR/Compensation Committee does not delegate its authority regarding compensation. Currently, no consultants are engaged or used by the HR/Compensation Committee for purposes of determining or recommending compensation levels.

The Board of Directors has adopted a written charter for the HR/Compensation Committee which is available on our website at www.unitybank.com.

HR/Compensation Committee Interlocks and Insider Participation

There are no HR/Compensation Committee “interlocks”, as defined in applicable SEC regulations. This means that no executive officer of the Company or the Bank served as a director or member of the Compensation Committee of another entity where one of their executive officers served as a member of our HR/Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consisted of Chairman Mary E. Gross and Directors Robert H. Dallas, II, Peter E. Maricondo, Donald E. Souders, Jr. and Aaron Tucker during the fiscal year ended December 31, 2020. The Corporate Governance and Nominating Committee met two (2) times in 2020. In accordance with the marketplace rules of the Nasdaq Global Market, the Corporate Governance and Nominating Committee is currently, and was during 2020, composed entirely of independent non-management members of the Board of Directors. The committee operates under a written charter approved by the Board. A copy of the charter is available on the Company’s website at www.unitybank.com.

The Corporate Governance and Nominating Committee’s responsibilities include:

●	Developing and recommending to the Board a set of corporate governance principles applicable to the Company, and fulfilling the duties of the Committee as specified in such governance principles;
●	Assisting the Board in determining the size and composition of the Board of Directors and its Committees;
●	Assisting the Board in identifying qualified individuals to be considered for nomination by the Board for election as directors at any meeting of shareholders, including considering proposals made by shareholders and others to nominate specific individuals to the Board of Directors;
●	Overseeing the annual evaluation of the Board.

The Corporate Governance and Nominating Committee carefully considers all candidates for Director that are recommended by the Company’s shareholders and will not evaluate such candidate recommendations any differently from the way it evaluates candidates recommended by the Corporate Governance and Nominating Committee. In its evaluation of each proposed candidate, the Corporate Governance and Nominating Committee considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise. The Corporate Governance and Nominating Committee is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for Director. There is no minimum or maximum age requirement to be considered a director nominee; however, the Corporate Governance and Nominating Committee must verify the candidate satisfies all legal requirements applicable to members of the Board and furthermore, upon election, the candidate is required to own Unity Bancorp stock valued at $25,000. Any shareholder, who wishes to recommend an individual as a nominee for election to the Board of Directors, should submit such recommendation in writing to the Corporate Secretary of the Company, together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of the Company. Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if recommended by the Corporate Governance and Nominating Committee to the Board of Directors and approved by the Board of Directors, would be proposed for election.

Communications with the Board of Directors

The Company encourages shareholder communications with the Board of Directors, but does not have a formal process. All such communications should be directed to the Chief Executive Officer of the Company, who will circulate them to the other members of the Board. The Board does not screen shareholder communications through management.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with SEC regulations, which applies to the Company’s Chief Executive Officer, Chief Financial Officer and to all other officers, employees and the Board of Directors. The Code of Ethics addresses responsibilities regarding recognizing and avoiding situations which may be in conflict with or prejudicial to the interest of the Company or appear to cause a conflict of interest. Our Code of Ethics is available in the Investor Relations section of our website located at www.unitybank.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020, was RSM US LLP. Representatives of RSM US LLP are expected to participate in the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Company’s Independent Registered Public Accounting Firm during Fiscal Years 2020 and 2019

	2020	2019
Audit fees (1)	$246,600	$255,850
Audit related fees (2)	22,575	5,000
Total	$269,175	$260,850

(1)	Includes those fees required for reporting on the Company’s consolidated financial statements and employee benefit plans (S8).
(2)	Includes fees related to BSA Audit and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent external auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent external auditors. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is limited as to the particular service or category of services and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee has approved an exception to this pre-approval policy, allowing Management to engage the Company’s independent auditor to provide permissible non-audit services, provided that the total cost of such services, in the aggregate, does not exceed $10,000 in any year. Management will then report the engagement to the Audit Committee at its next meeting. All audit and permissible non-audit services provided by RSM US LLP to the Company for the fiscal years ended 2020 and 2019 were approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee meets at least four (4) times per year to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with RSM US LLP, the Company’s independent registered public accounting firm and the Company’s internal auditors, who have unrestricted access to the Audit Committee.

Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits internal controls and the financial statements prepared by Management, expresses an opinion as to whether those financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and RSM US LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with RSM US LLP the matters required to be discussed by PCAOB Auditing Standards No. 16, Communications with Audit Committees. The Audit Committee also received the written disclosures and letters from RSM US LLP that are required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and have discussed such independence with representatives of RSM US LLP.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the U.S. Securities and Exchange Commission.

Peter E. Maricondo, Chairman

Wayne Courtright

David D. Dallas

Dr. Mary E. Gross

Aaron Tucker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 19, 2021, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption “Executive Compensation,” and (iv) all Directors and Executive Officers of the Company as a group.

	Number of Shares
Name and Position with Company (1)	Beneficially Owned (2)		Percent of Class
Dr. Mark S. Brody, Director	399,925	(3)	3.84%
Wayne Courtright, Director	124,711	(4)	1.20%
David D. Dallas, Chairman	1,772,865	(5)	17.03%
Robert H. Dallas, II, Director	1,772,064	(6)	17.02%
Dr. Mary E. Gross, Director	25,476	(7)	0.24%
Peter E. Maricondo, Director	51,473	(8)	0.49%
Raj Patel, Director	49,088	(9)	0.47%
Donald E. Souders, Jr., Director	28,387	(10)	0.27%
Aaron Tucker, Director	66,094	(11)	0.63%
Allen Tucker, Vice Chairman	376,095	(12)	3.61%
James A. Hughes, President and Director	205,991	(13)	1.97%
Janice Bolomey, Exec. V.P. and Chief Administrative Officer	116,290	(14)	1.11%
John J. Kauchak, Exec. V.P. and Chief Operating Officer	136,884	(15)	1.31%
Laureen S. Cook, S.V.P and Chief Accounting Officer	44,743	(16)	0.43%
Vincent Geraci, 1st SVP and Director of Mortgage Lending	22,291	(17)	0.21%
Directors and Executive Officers of the Company as a Group (15 persons)	3,451,492	(18)	31.97%
5% Shareholders:
Banc Funds Company LLC	695,915	(19)	6.60%
Endicott Management Company	660,635	(20)	6.35%
Wellington Management Group LLP	541,361	(21)	5.13%

(1)	The address for Banc Funds Company LLC is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606-3105. The address for Endicott Management Company is 570 Lexington Avenue, 37th Floor, New York, NY 10022. The address for Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts, 02210. The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, New Jersey, 08809.
(2)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.
(3)	Includes 48,400 shares held jointly with his spouse, and 13,400 shares issuable upon the exercise of immediately exercisable options. Also includes 40,102 shares registered to Financial Planning Analysts and owned by Dr. Brody; 21,059 shares in Dr. Brody’s own name; 13,000 shares in an SEP-IRA account in his own name; and 262,289 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority, but has dispositive power. Also includes a total of 1,675 shares of Restricted Stock (see number 22 below for grant details).
(4)	Includes 64,436 shares in Mr. Courtright’s own name, 45,000 shares in an IRA in his own name and 13,400 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 1,875 shares of Restricted Stock (see number 23 below for grant details).

(5)	Includes 21,575 shares in Mr. David Dallas’ own name and 7,933 shares issuable upon the exercise of immediately exercisable options. Shares also disclosed as beneficially owned by Mr. Dallas are 1,740,884 shares held by Dallas Financial Holdings, LLC., which are also disclosed as beneficially owned by Mr. Robert H. Dallas II. Also includes a total of 1,875 shares of Restricted Stock (see number 23 below for grant details) and 598 shares issued through its Dividend Reinvestment Plan.
(6)	Includes 21,136 shares in Mr. Robert Dallas’ own name and 7,900 shares issuable upon the exercise of immediately exercisable options. Shares also disclosed as beneficially owned by Mr. Dallas are 1,740,884 shares held by Dallas Financial Holdings, LLC., which are also disclosed as beneficially owned by Mr. David D. Dallas. Also includes a total of 1,563 shares of Restricted Stock (see number 24 below for grant details) and 581 shares issued through its Dividend Reinvestment Plan.
(7)	Includes 14,601 shares in Dr. Gross’ own name and 9,000 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 1,875 shares of Restricted Stock (see number 23 below for grant details).
(8)	Includes 36,198 shares in Mr. Maricondo’s own name and 13,400 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 1,875 shares of Restricted Stock (see number 23 below for grant details).
(9)	Includes 34,225 shares in Mr. Patel’s own name and 13,300 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 1,563 shares of Restricted Stock (see number 24 below for grant details).
(10)	Includes 13,324 shares in Mr. Souders’ own name and 13,300 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 1,763 shares of Restricted Stock (see number 25 below for grant details).
(11)	Includes 51,231 shares in Mr. Aaron Tuckers’ own name and 13,300 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 1,563 shares of Restricted Stock (see number 24 below for grant details).
(12)	Includes 360,422 shares in Mr. Allen Tucker’s own name and 13,400 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 1,675 shares of Restricted Stock (see number 22 below for grant details) and 598 shares issued through a Dividend Reinvestment Plan.
(13)	Includes 104,609 shares in Mr. Hughes’ own name, 9,432 shares held in his 401(k), and 74,001 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 17,125 shares of Restricted Stock (see number 26 below for grant details) and 824 shares issued through a Dividend Reinvestment Plan.
(14)	Includes 25,289 shares in Ms. Bolomey’s own name and 85,001 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 6,000 shares of Restricted Stock (see number 27 below for grant details).
(15)	Includes 56,883 shares in Mr. Kauchak’s own name and 74,001 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 6,000 shares of Restricted Stock (see number 27 below for grant details).
(16)	Includes 8,356 shares in Ms. Cook’s own name, 2,604 shares held in her 401(k), 5,615 shares jointly held with her spouse, and 25,668 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 2,500 shares of Restricted Stock (see number 28 below for grant details).
(17)	Includes 1,841 shares in Mr. Geraci’s own name and 16,700 shares issuable upon the exercise of immediately exercisable options. Also includes a total of 3,750 shares of Restricted Stock (see number 29 below for grant details).
(18)	Includes shares issuable upon the exercise of immediately exercisable options.

(19)	All information regarding the number of shares beneficially owned and the percent of ownership by Banc Funds Company LLC, was obtained from the 13G filed with the U.S. Securities and Exchange Commission on February 9, 2021.
(20)	All information regarding the number of shares beneficially owned and the percent of ownership by Endicott Management Company was obtained from Bloomberg on February 26, 2020.
(21)	All information regarding the number of shares beneficially owned and the percent of ownership by Wellington Management Group LLP was obtained from the 13G filed with the U.S. Securities and Exchange Commission on February 4, 2021.
(22)	The details of the restricted stock grants for all Directors holding 1,675 shares of Restricted Stock as of March 19, 2021 are as follows:
●	225 shares remaining unvested of an original grant of 900 shares granted on January 2, 2018, which vest in 225 share increments over four (4) years commencing January 2, 2019; and
●	450 shares remaining unvested of an original grant of 900 shares granted on January 2, 2019, which vest in 225 share increments over four (4) years commencing January 2, 2020; and
●	1,000 shares granted on January 4, 2021 which vest in 250 share increments over four (4) years commencing January 4, 2022.

(23)	The details of the restricted stock grants for all Directors holding 1,875 shares of Restricted Stock as of March 19, 2021 are as follows:
●	225 shares remaining unvested of an original grant of 900 shares granted on January 2, 2018, which vest in 225 share increments over four (4) years commencing January 2, 2019; and
●	450 shares remaining unvested of an original grant of 900 shares granted on January 2, 2019, which vest in 225 share increments over four (4) years commencing January 2, 2020; and
●	1,200 shares granted on January 4, 2021 which vest in 300 share increments over four (4) years commencing January 4, 2022.

(24)	The details of the restricted stock grants for all Directors holding 1,563 shares of Restricted Stock as of March 19, 2021 are as follows:
●	188 shares remaining unvested of an original grant of 750 shares granted on January 2, 2018, which vest in 188 share increments over four (4) years commencing January 2, 2019; and
●	375 shares remaining unvested of an original grant of 750 shares granted on January 2, 2019, which vest in 188 share increments over four (4) years commencing January 2, 2020; and
●	1,000 shares granted on January 4, 2021 which vest in 250 share increments over four (4) years commencing January 4, 2022.

(25)	The details of the restricted stock grants for all Directors holding 1,763 shares of Restricted Stock as of March 19, 2021 are as follows:
●	188 shares remaining unvested of an original grant of 750 shares granted on January 2, 2018, which vest in 188 share increments over four (4) years commencing January 2, 2019; and
●	375 shares remaining unvested of an original grant of 750 shares granted on January 2, 2019, which vest in 188 share increments over four (4) years commencing January 2, 2020; and
●	1,200 shares granted on January 4, 2021 which vest in 300 share increments over four (4) years commencing January 4, 2022.

(26)	The details of the restricted stock grants for all Executives holding 17,125 shares of Restricted Stock as of March 19, 2021 are as follows:
●	2,000 shares remaining unvested of an original grant of 8,000 shares granted on March 9, 2018, which vest in 2,000 share increments over four (4) years commencing March 9, 2019; and
●	5,000 shares remaining unvested of an original grant of 10,000 shares granted on March 12, 2019, which vest in 2,500 share increments over four (4) years commencing March 12, 2020; and
●	5,625 shares remaining unvested of an original grant of 7,500 shares granted on August 22, 2019, which vest in 1,875 share increments over four (4) years commencing August 22, 2020; and
●	4,500 shares granted on March 16, 2020 which vest in 1,500 share increments over four (4) years commencing March 16, 2021.
(27)	The details of the restricted stock grants for all Directors holding 6,000 shares of Restricted Stock as of March 19, 2021 are as follows:
●	1,000 shares remaining unvested of an original grant of 4,000 shares granted on March 9, 2018, which vest in 1,000 share increments over four (4) years commencing March 9, 2019; and
●	2,000 shares remaining unvested of an original grant of 4,000 shares granted on March 12, 2019, which vest in 1,000 share increments over four (4) years commencing March 12, 2020; and
●	3,000 shares granted on March 16, 2020 which vest in 1,000 share increments over four (4) years commencing March 16, 2021.
(28)	The details of the restricted stock grants for all Executives holding 2,500 shares of Restricted Stock as of March 19, 2021 are as follows:
●	250 shares remaining unvested of an original grant of 1,000 shares granted on January 2, 2018, which vest in 250 share increments over four (4) years commencing January 2, 2019; and
●	500 shares remaining unvested of an original grant of 1,000 shares granted on December 10, 2018, which vest in 250 share increments over four (4) years commencing December 10, 2019; and
●	750 shares remaining unvested of an original grant of 1,000 shares granted on December 6, 2019, which vest in 250 share increments over four (4) years commencing December 6, 2020; and
●	1,000 shares granted on December 11, 2020 which vest in 250 share increments over four (4) years commencing December 11, 2021.
(29)	The details of the restricted stock grants for all Executives holding 3,750 shares of Restricted Stock as of March 19, 2021 are as follows:
●	375 shares remaining unvested of an original grant of 1,500 shares granted on January 2, 2018, which vest in 375 share increments over four (4) years commencing January 2, 2019; and
●	750 shares remaining unvested of an original grant of 1,500 shares granted on December 10, 2018, which vest in 375 share increments over four (4) years commencing December 10, 2019; and
●	1,125 shares remaining unvested of an original grant of 1,500 shares granted on December 6, 2019, which vest in 375 share increments over four (4) years commencing December 6, 2020; and
●	1,500 shares granted on December 11, 2020 which vest in 375 share increments over four (4) years commencing December 11, 2021.

None of the shares disclosed on the table above are pledged as security for any extension of credit.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources/Compensation Committee (the “Committee”) and the Company are both committed to a pay-for-performance philosophy. This Compensation Discussion & Analysis (CD&A) provides information about the strategies and policies developed to ensure that executive compensation is strongly correlated with the Company’s overall performance and the individual performance of our executives.

Our Named Executive Officers (NEO’s) for 2020 were:

Name	Title
James A. Hughes	President & Chief Executive Officer
Alan J. Bedner (1)	Executive Vice President & Chief Financial Officer
Anthony Cossetti (2)	Executive Vice President & Chief Financial Officer
Janice Bolomey	Executive Vice President & Chief Administrative Officer
John J. Kauchak	Executive Vice President & Chief Operating Officer
Laureen S. Cook (3)	Senior Vice President & Chief Accounting Officer
Vincent Geraci (3)	First Senior Vice President & Director of Mortgage Lending

1)	Mr. Bedner resigned as Executive Vice President and Chief Financial Officer on January 24, 2020.
2)	Mr. Cossetti resigned as Executive Vice President and Chief Financial Officer on September 25, 2020.
3)	Ms. Cook & Mr. Geraci are considered NEOs as defined under SEC rules; however, their compensation is not structured as discussed in the following CD&A. Ms. Cook’s & Mr. Geraci’s cash bonus is discretionary.

Executive Summary

Business Results

On March 13, 2020, the Coronavirus Disease (“COVID-19”) pandemic was declared a national emergency by the President of the United States. As the country worked diligently to cope with this virus, there was an unprecedented impact on the US and global economy. In light of this uncertainty, the Company continued to grow and improve performance, however markets saw high levels of volatility resulting in decreased shareholder returns of -20.46%. The company outperformed the KBW NASDAQ Bank Index for the five (5) year period ending December 31, 2020.

	Fiscal Year Ending
	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020
Unity Bancorp, Inc.	100.00	140.46	178.99	190.43	210.05	166.98
KBW NASDAQ Bank Index	100.00	128.51	152.41	125.42	170.72	153.12
NASDAQ Composite Index	100.00	108.97	141.36	137.39	187.87	272.51

Fiscal year 2020 represented another successful year for the Company. We grew our loan and deposit portfolios, and increased our net interest income. Our capital ratios remained strong as we remain well positioned for increased long-term growth and profitability. During 2020, we accomplished the following:

●	Net income totaled $23.6 million, or $2.19 per diluted share for the year ended December 31, 2020, compared to $23.7 million, or $2.14 per diluted share for the year ended December 31, 2019.
●	Net income before tax increased 2.7 percent to $31.1 million from $30.3 million in the prior year.
●	Net interest income increased $6.8 million or 11.9 percent to $64.4 million from $57.6 million in the prior year, due to SBA PPP loans, commercial loan growth and a reduction in the cost of funds.
●	Noninterest income was $12.9 million, a $3.4 million increase compared to $9.5 million in the prior year, primarily due to increased gains on mortgage loan sales.
●	A 14.2 percent increase in total loans driven by a 79.7 percent increase in SBA loans, which reflects $118.3 million from the funding of SBA PPP loans, a 9.8 percent increase in commercial loans and a 6.8 percent increase in consumer loans.
●	A 24.6 percent increase in total deposits with a 64.3 percent increase in noninterest-bearing demand deposits and a 28.3 percent increase in interest-bearing demand deposits.

Our Compensation Approach

Our long range mission is to produce value for our shareholders by providing outstanding service and responsiveness to the markets and customers we serve. These goals are reflected in the Company’s compensation programs for its executive officers by:

●	Ensuring that our NEO’s maintain and hold a significant equity interest in the Company by making option and restricted stock grants a significant part of the total compensation mix, thereby further aligning management interests with those of the shareholders;
●	Creating balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;
●	Providing a market competitive overall compensation package so that the Company may attract, retain and reward highly qualified, motivated and productive executives; and
●	Rewarding individuals of greatest responsibility and achievement within a framework that is internally equitable.

Performance-Based Compensation

Pay-for-performance is a key objective of our executive compensation program. A significant portion of our compensation program focuses on performance-based pay that rewards our achievements on an annual basis and our ability to deliver long- term value to our stockholders. We have a balanced approach to total compensation that includes a mix of base/fixed pay and variable/performance-based pay.

Due to the continued impact of the Covid-19 pandemic, the Company considered it necessary to re-evaluate its established performance metrics for the year ending December 31, 2020. This is detailed further in the Annual Cash Incentive component of the Executive Compensation Program.

Compensation Design Principles and Governance Best Practices

The design principles of our executive compensation programs are intended to protect and promote the interests of our stockholders. Below we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholder’s long-term interests.

What We Do:

●	Pay for Performance - We provide a significant portion of pay based on performance.
●	Sound Risk Management - We discourage excessive risk taking and have designed our incentive plans with appropriate risk-mitigating features.
●	Claw back - We have adopted a claw back policy requiring the return of incentive compensation in the event of a financial restatement.

●	Double-Trigger Change-in-Control (CIC) - CIC benefits pursuant to employment or change in control agreements are only paid upon a termination event following a CIC.
●	Pay in Arrears - Our Directors' and Executives' incentive compensation is paid in arrears. For example, incentive compensation earned for fiscal year 2019 was paid in 2020.

What We Don’t Do:

●	Tax Gross-Ups - We do not provide excise tax gross-ups on benefits or in change-in-control agreements.
●	Stock Option Repricing - Our equity plan does not permit repricing of stock options that are out-of-the-money.

Executive Compensation Objectives and Policies

We use our executive compensation programs to align the interests of executive officers with our shareholders. Our programs are designed to attract, retain and motivate leadership to support our growth and sustain our competitive advantage. Our compensation opportunities are aligned with the competitive market with actual cash compensation that is designed to vary dependent on performance. We utilize a balance of fixed and variable pay components and cash and equity to determine our pay. Our compensation program is designed to support our business strategies, align pay with our performance and reinforce sound compensation governance to mitigate excessive risk taking. The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Compensation Component	Purpose/Objective
Base Salary	● Provides a competitive level of fixed income based on role, experience and individual performance
Annual Incentive Plan
●
Motivates and rewards executives for performance on key financial, operational and individual objectives in support of our annual business plan and broader corporate strategies
●
Rewards vary based on performance

Equity Awards
●
Aligns executives’ interests with those of shareholders through equity-based compensation
●
Rewards executives’ for long-term shareholders value creation
●
Encourages retention through multiple year vesting

Other Benefits	● Provides a base level of competitive compensation for executive talent
Employment Agreements/ Severance & CIC Agreements
●
Provides employment security to key executives
●
Focuses executives on company performance and transactions that are in the best interests of shareholders, regardless of the impact such transactions may have on the executive’s employment

Retirement Benefits
●
The Supplemental Executive Retirement Plan (the “SERP”) provides long term compensation for our CEO while its vesting provisions ensure that the Company will continue to receive the benefit of his service
●
The Executive Incentive Retirement Plan (the “EIRP”) provides long term compensation for our other key executives

Setting Annual Compensation

Roles & Responsibilities

Compensation Committee

The Human Resources/Compensation Committee of the Board of Directors is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s incentive and equity-based plans. This includes oversight of the total compensation programs for the Company’s CEO and other executive officers, including all Named Executive Officers. The Committee is comprised solely of independent directors. The Committee receives input and data from the CEO, Finance and Human Resources functions. The Committee does not currently utilize an outside compensation consultant.

The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, equity awards and other benefits and perquisites. The Committee reviews the Chief Executive Officer’s performance annually and makes decisions regarding the Named Executive Officers’ compensation, including base salary, incentives and equity grants based on this review. The Compensation Committee reviews its decisions with the full Board of Directors.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resources, accounting or other advisors, or consultants as it deems desirable or appropriate.

Management

Although the Committee makes independent determinations on all matters related to compensation of the Named Executive Officers, certain members of management may be requested to attend or provide input to the Committee. Input may be sought from the Chief Executive Officer, Chief Financial Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.

In particular, the Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and input on his assessment of the Named Executive Officers, including the contribution and individual performance of each of his direct reports. The Chief Executive Officer and the Chief Financial Officer often assist the Committee on matters of design, administration and operation of the Company’s compensation programs.

Although executives may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Committee’s deliberations or vote. Only Committee members vote on decisions regarding executive compensation. The Committee regularly meets in executive session without management present. While the Chief Executive Officer makes recommendations on other Named Executive Officers, the Committee is ultimately responsible for approving compensation for all Named Executive Officers. The Chief Executive Officer’s compensation is discussed in executive session without members of management, including the Chief Executive Officer, present.

2020 Executive Compensation Program and Pay Decisions

Base Salary

The Committee determined that an increase in the base salary for each of the Named Executive Officers was appropriate based on a review of market data, performance assessments and in consideration of the Company’s continued growth, strong performance and improved credit quality. The table below summarizes the salaries effective as of January 1, 2020.

Executive	2019 Base Salary	2020 Base Salary	Increase
James A. Hughes	$ 550,673	$ 567,194	3.00%
Alan J. Bedner	218,105	218,105	0.00%
Anthony Cossetti	-	225,000	NM
Janice Bolomey	208,000	220,000	5.77%
John J. Kauchak	208,575	217,000	4.04%
Laureen S. Cook	151,000	171,000	13.25%
Vincent Geraci	124,800	129,000	3.37%

Annual Cash Incentive

An important element of our compensation program is our Executive Bonus Program which provides cash incentives. Awards under the Program are based on attaining pre-established corporate goals (40% of the total award) and Committee review of individual performance based on subjective goals (60% of the total award). Each participant has a total target incentive opportunity expressed as a percentage of base salary. The 2020 incentive targets are summarized below:

Executive	Target Aggregate Incentive Opportunity
James A. Hughes	60.00%
Janice Bolomey	37.50%
John J. Kauchak	37.50%

Ms. Cook and Mr. Geraci do not participate in the Executive Bonus Program and are awarded a discretionary cash bonus.

The Committee establishes performance measures on an annual basis for the portion of the awards based on corporate goals that are tied specifically to the Company’s financial performance. Initially, the Committee used growth in net income vs. prior year, return on average assets vs. peer and return on average equity vs. peer as the performance measures utilized to determine bonus eligibility. However, in light of the expected impact of the COVID-19 pandemic, the Committee adjusted this metric to pre-provision net revenue vs. peer. The Committee decided that due to the increased provisions for loan losses resulting from COVID-19, pre-provision net revenue would better reflect core income/performance while maintaining a reasonable and competitive potential payout, and that the significant additional provisions for loan losses required due to the pandemic were an industry-wide issue, and not one related solely to Unity and on which management should be judged. The weight and performance goal, as revised for 2020 is set forth in the following table:

Performance Measure	Weight	Threshold	Target	Cap
Pre-Provision Net Revenue (PPNR) ROAA vs. Peers (1)	40.00%	50.00%	100.00%	150.00%

At the end of the year, the Committee determined a payout based on an assessment of the Company’s performance under the quantitative financial measure set forth above (determined formulaically) as well as an assessment of each executive’s performance and contribution toward strategic goals. The corporate results were as follows:

Performance Measure	2020 Performance	Result	Payout Factor
Pre-Provision Net Revenue (PPNR) ROAA vs. Peers (1)	137.80%	Target	137.80%

(1)	The Company’s peer group consists of Pennsylvania and New Jersey Community Banks with assets from $1 billion to $5.5 billion, excluding Subchapter S institutions.

In determining the performance on the individual portion of the annual incentive, the Committee considered its assessment of the Chief Executive Officer’s performance and the Chief Executive Officer’s evaluation of the Named Executive Officers’ performance. In light of strong performance on operational, strategic, financial shareholder metrics, and in consideration of the significant individual and collective achievements of the executive team during 2020, the Committee approved individual payouts based upon factors such as regulatory compliance, board interaction, strategic goals and leadership.

Following is a summary of the incentive awards paid to executives:

Executive	2020 Target Annual Incentive Award	2020 Actual Annual Incentive Award	2020 Actual as % of Target
James A. Hughes	$ 340,316	$ 371,303	109%
Janice Bolomey	$ 82,500	$ 87,537	106%
John J. Kauchak	$ 81,375	$ 88,784	109%

Equity-Based Awards

Equity awards were granted based on the Committee’s assessment of business environment, affordability, and corporate and individual performance. The Committee believes that equity grants, subject to multi-year vesting requirements, are an important component of the total compensation mix and an important retention tool for senior management. Once granted, restricted stock vests ratably over a four-year period, while stock options vest ratably over a three-year period.

Below is a summary of the 2019 grants awarded in 2020:

	Option Awards		Restricted Stock
Executive	# Shares	Grant Value ($)	# Shares	Grant Value ($)
James A. Hughes	15,000	58,848	6,000	97,620
Janice Bolomey	10,000	39,232	4,000	65,080
John J. Kauchak	10,000	39,232	4,000	65,080

Benefits and Other Compensation

Retirement Benefits and Prerequisites

Executives participate in the Unity Bank 401(k) Retirement Plan which is offered to all Bank employees. Under the plan, the Bank matches 100% of employee contributions, up to 4.0% of an employee’s compensation and 50.0% of employee contributions in an amount greater than 4.0% of compensation, up to 6.0% of compensation. This match is available for all employees.

The Company and the Bank entered into a Supplemental Executive Retirement Plan (the "SERP") with Mr. Hughes on June 4, 2015. The SERP will provide Mr. Hughes with certain supplemental non-qualified retirement benefits, and is described elsewhere in this proxy statement. The Committee believes the SERP is an important component of Mr. Hughes’ long term compensation, and believes that the vesting provisions of the SERP help ensure that the Company will continue to receive the benefit of Mr. Hughes’ service.

On October 22, 2015, the Company entered into an Executive Incentive Retirement Plan (“EIRP”) with Messrs. Bedner and Kauchak and Ms. Bolomey, which is described elsewhere in this proxy statement.

The Committee believes it is important to provide some retirement benefits to senior management, including Mr. Hughes, as the Company does not offer a traditional defined benefit pension plan, and the NEO’s contributions to the Company’s 401(k) plan are capped due to the level of their compensation.

Post-Termination Benefits for Company Executives

The Company is party to an employment agreement with Mr. Hughes and retention agreements with each of Mr. Kauchak and Ms. Bolomey. These agreements are described elsewhere in this Proxy Statement under the heading “Potential Payments Upon Termination or Change in Control”.

Additional Information about our Compensation Practices

As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards and other considerations.

Policy on Incentive Compensation Clawback

The Company has adopted a clawback policy requiring the return of incentive compensation in the event of a financial restatement.

Stock Ownership Guidelines

The Compensation Committee has concluded that Board members should own a significant amount of the Company’s stock. Specific guidelines are:

●	Upon election as a director, the director must own Company stock valued at $25,000.
●	By the end of a director’s third year of board service, he/she must own Company stock valued at $50,000. Board members must continue to maintain this minimum level of stock ownership throughout their tenure as a director.
●	This requirement may be satisfied through the exercise of stock options, participation in distributions undertaken by the Company, or open market purchases.

Risk Assessment Review

The Committee reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of the Company that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of the Company. In particular, the Committee focuses on the risks associated with the design of each plan, the mitigation factors that exist for each plan, additional factors that could be considered and an overall risk assessment with respect to the plans. All of our plans have links to corporate or business line results that allow for funding to be adjusted downward, awards are capped, and our governance procedures ensure awards are reviewed for appropriateness before they are distributed.

We have determined that risks arising from our employee compensation plans are not reasonably likely to have a material adverse effect on the Company. Further, it is both the Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Accounting & Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit to the executive. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual non-performance based compensation over $1.0 million paid to their named executive officers. To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, it is not a policy of the Compensation Committee that all executive compensation must be tax-deductible. The shareholder approved share-based compensation plans permit the award of stock options, stock appreciation rights and other equity awards that are fully deductible under Code Section 162(m).

Report of the Compensation Committee

The Human Resources/Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement with management. Based on the Committee’s review of and discussion with management with respect to the CD&A, the Committee has recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

The foregoing report is provided by the Human Resources/Compensation Committee of the Board of Directors:

Dr. Mark S. Brody (Chairman)

Raj Patel

Peter E. Maricondo

Donald E. Souders, Jr.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the Chief Executive Officer, Chief Financial Officer and the next three (3) other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers” or “NEOs”) as of the fiscal year ended December 31, 2020.

					Non-equity
Name and			Stock	Option	Cash Incentive	Primary
Principal			Awards	Awards	Plan	Compensation	All Other
Position	Year	Salary ($)	($)*	($)**	Compensation ($)	Total ($)	Compensation ($)	Total ($)
		(1)	(2)	(2)	(3)	(4)	(5)
James A. Hughes	2020	567,194	97,620	58,848	371,303	1,094,965	365,402	1,460,367
President/CEO	2019	550,673	356,100	155,282	359,667	1,421,722	898,276	2,319,998
	2018	470,002	180,000	147,072	182,713	979,787	1,619,004	2,598,791
Alan J. Bedner	2020	230,632	—	—	—	230,632	14,498	245,130
EVP/CFO (6)	2019	218,105	77,288	62,113	—	357,506	31,021	388,527
	2018	211,753	84,375	67,833	61,739	425,700	61,023	486,723
Anthony Cossetti	2020	73,990	—	—	—	73,990	3,365	77,355
EVP/CFO (7)	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
Janice Bolomey	2020	220,000	65,080	39,232	87,537	411,849	69,008	480,857
EVP/Chief Admn.	2019	208,000	82,440	62,113	92,708	445,261	60,651	505,912
Officer	2018	200,000	90,000	67,833	62,063	419,896	63,098	482,994
John J. Kauchak	2020	217,000	65,080	39,232	88,784	410,096	73,702	483,798
EVP/COO	2019	208,575	82,440	62,113	92,964	446,092	67,079	513,171
	2018	202,501	90,000	67,833	60,940	421,274	57,561	478,835
Laureen S. Cook	2020	171,000	18,640	29,043	24,000	242,683	15,438	258,121
SVP/Chief Acct.	2019	151,000	22,250	24,755	22,500	220,505	14,525	235,030
Officer	2018	145,100	21,300	33,029	22,500	221,929	14,080	236,009
Vincent Geraci	2020	129,000	27,960	54,456	811,234	1,022,650	33,604	1,056,254
1st SVP/Director	2019	124,800	33,375	46,416	311,109	515,700	32,005	547,705
of Mtg Lending	2018	120,000	31,950	59,452	488,655	700,057	33,934	733,991

*Restricted Stock

**Non-Qualified Stock Options

(1)	Per the terms of his Retention Agreement, Mr. Bedner’s 2020 salary represents a payment equal to twelve (12) months of his then existing base salary, and continuation of his insurance benefits for a period of twelve (12) months, as severance.
(2)	Represents the full grant date fair value of the award. See Note 18 to our audited financial statements. The awards are subject to vesting requirements.
(3)	Of these awards, $259,912 of Mr. Hughes 2020 non-equity incentive plan award, $300,000 of the 2019 non-equity plan award, and $150,000 of the 2018 non-equity plan award was deposited into his deferred compensation plan. Ms. Cook’s and Mr. Geraci’s non-equity bonus represents a discretionary cash bonus and is not included in the non-equity incentive plan.
(4)	Represents executive’s salary and both equity and non-equity compensation plans.
(5)	In 2018, Mr. Hughes’ other compensation included $1,560,596 allocated under the SERP plan, of which $1,385,000 was related to an adjustment in accrual methodology and an increase in benefit calculation from 40% to 60% of Mr. Hughes' base salary. Additional adjustments were made in 2020 and 2019 to account for Mr. Hughes' increase in salary.
(6)	Mr. Bedner resigned on January 24, 2020.
(7)	Mr. Cossetti resigned on September 25, 2020.

The components of all other compensation are provided in the table below:

		SERP/EIRP		Total Other
Name	Year	Contributions ($)	Other ($)*	Compensation ($)
James A. Hughes	2020	273,899	91,503	365,402
President/CEO	2019	823,338	74,938	898,276
	2018	1,560,596	58,408	1,619,004
Alan J. Bedner	2020	7,540	6,958	14,498
EVP/CFO	2019	8,133	22,888	31,021
	2018	36,620	24,403	61,023
Anthony Cossetti	2020	—	3,365	3,365
EVP/CFO	2019	—	—	—
	2018	—	—	—
Janice Bolomey	2020	40,174	28,834	69,008
EVP/Chief Admin. Officer	2019	38,489	22,162	60,651
	2018	34,279	28,819	63,098
John J. Kauchak	2020	40,253	33,449	73,702
EVP/COO	2019	38,889	28,190	67,079
	2018	34,882	22,679	57,561
Laureen S. Cook	2020	—	15,438	15,438
SVP/Chief Acct. Officer	2019	—	14,525	14,525
	2018	—	14,080	14,080
Vincent Geraci	2020	—	33,604	33,604
1st SVP/Director of Mortgage Lending	2019	—	32,005	32,005
	2018	—	33,934	33,934

* Other includes auto usage, country club membership, employer 401-K match, employer paid medical and dental insurance and deferred compensation plan interest paid.

Grants of Plan-Based Awards

									Exercise or
							Stock	Option	Base Price		Grant Date
							Awards:	Awards:	of Option or	Market	Fair Value
			Estimated future payouts				Shares of	Securities	Stock	Price on	of Stock and
		Approval	under non-equity incentive			Grant	Stock or	Underlying	Awards	Grant	Options
Name	Grant Date	Date	plan awards ($)			Type	Units (#)	Options (#)	($)	Date ($)	Awards ($)
	(1)		Threshold (2)	Target	Max (3)		(4)	(5)	(6)	(6)
James A.		3/25/2021	204,190	340,316	408,380
Hughes	3/16/2020	2/27/2020				Stock options		15,000	16.27	16.27	58,848
	3/16/2020	2/27/2020				Restricted stock	6,000			16.27	97,620
Janice		3/25/2021	49,500	94,848	99,000
Bolomey	3/16/2020	2/27/2020				Stock options		10,000	16.27	16.27	39,232
	3/16/2020	2/27/2020				Restricted stock	4,000			16.27	65,080
John J.		3/25/2021	48,825	93,555	97,650
Kauchak	3/16/2020	2/27/2020				Stock options		10,000	16.27	16.27	39,232
	3/16/2020	2/27/2020				Restricted stock	4,000			16.27	65,080
Laureen S.	12/11/2020	12/11/2020				Stock options		4,000	18.64	18.64	29,043
Cook	12/11/2020	12/11/2020				Restricted stock	1,000			18.64	18,640
Vincent	12/11/2020	12/11/2020				Stock options		7,500	18.64	18.64	54,456
Geraci	12/11/2020	12/11/2020				Restricted stock	1,500			18.64	27,960

(1)	The fiscal year 2020 earned non-equity incentive awards were approved by the HR/Compensation Committee on March 25, 2021 to be paid in the first payroll following the filing of the 10-K.
(2)	The threshold assumes 50% attainment of corporate performance factors.
(3)	The maximum represents 120% of the target payout.
(4)	Represents shares of restricted stock granted under the 2019 Equity Compensation Plan. These shares vest annually in four (4) equal installments commencing with the first anniversary of the grant date subject to continued employment through the vesting date. These shares have the right to vote and receive dividends.
(5)	Represents non-qualified stock options granted under the 2019 Equity Compensation Plan. These shares vest annually in three (3) equal installments commencing with the first anniversary of the grant date subject to continued employment through the vesting date.
(6)	Represents the closing price on the day prior to the grant date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of shares	Value realized on	Number of shares	Value realized on
Name	acquired on exercise (#)	exercise ($)	acquired on vesting (#)	vesting ($)
James A. Hughes	—	—	9,750	160,379
Alan J. Bedner	48,011	382,139	3,676	63,409
Janice Bolomey	7,000	79,467	4,050	69,866
John J. Kauchak	—	—	3,800	65,451
Laureen Cook	—	—	1,325	26,215
Vincent Geraci	—	—	1,425	27,540

Employment Agreement

The Company and the Bank are parties to an Amended and Restated Employment Agreement with Mr. Hughes.

Under this Amended and Restated Employment Agreement, Mr. Hughes will receive an annual base salary, subject to annual review and, in the discretion of the HR/Compensation Committee of the Board of Directors of the Company (“Committee”), adjustments based on factors deemed appropriate by the Committee. Mr. Hughes may also receive such additional cash bonuses as the Committee may authorize in its discretion. Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Committee may, in its discretion, determine. Mr.Hughes’ agreement contains provisions for the payment of severance and payments upon a change in control. See “Potential Payments upon Termination or Change in Control.”

Non-qualified Deferred Compensation - Supplemental Executive Retirement Plan

The Company and the Bank entered into a Supplemental Executive Retirement Plan (the "SERP") with Mr. Hughes on June 4, 2015. On September 27, 2018, the agreement was amended to increase Mr. Hughes' benefit from forty (40) percent to sixty (60) percent of his average base salary, paid annually for fifteen (15) years. The SERP will provide Mr. Hughes with certain supplemental non-qualified retirement benefits.

Upon separation from service after age 66, Mr. Hughes will be entitled to an annual benefit in an amount equal to sixty (60) percent of the average of his base salary for the thirty-six months immediately preceding his separation from service for reasons other than Cause. The retirement benefit shall be adjusted annually thereafter by two (2) percent. The maximum number of annual payments to Mr. Hughes shall be fifteen (15). Mr. Hughes vests an additional three (3) percent in his benefit each year, and will be fully vested on January 1, 2024. In the event that Mr. Hughes’ separation from service from the Company were to occur prior to full vesting, Mr. Hughes would be entitled to and shall be paid the vested portion of the retirement benefit calculated as of the date of separation from service.

Notwithstanding the foregoing, upon a Change in Control, and provided that within 6 months following the Change in Control Mr. Hughes is involuntary terminated for reasons other than “cause” or Mr. Hughes resigns for “good reason”, as such is defined in the SERP, or Mr. Hughes voluntarily terminates his employment after being offered continued employment in a position that is not a “Comparable Position”, as such is also defined in the SERP, Mr. Hughes shall become 100% vested in the full retirement benefit.

The following table sets forth certain information regarding non-qualified deferred compensation benefits during the Company’s fiscal year ended December 31, 2020:

		Executive	Registrant	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Aggregate balance
Name	Plan	Last FY ($)	Last FY ($)	Last FY ($)	Distributions ($)	at last FYE ($)
James A Hughes	SERP	—	273,899	—	—	3,844,674

Non-qualified Deferred Compensation - Executive Incentive Retirement Plan

On October 22, 2015, the Company entered into an Executive Incentive Retirement Plan (“EIRP”) with key executive officers. The Plan has an effective date of January 1, 2015.

The Plan is an unfunded, non-qualified deferred compensation plan. For any Plan Year, a guaranteed annual Deferral Award percentage of seven and one half percent (7.5%) of the participant’s annual base salary shall be credited to each participant’s Deferred Benefit Account. A discretionary annual Deferral Award equal to seven and one half percent (7.5%) of the participant’s annual base salary may be credited to the participant’s account in addition to the guaranteed Deferral Award, if the Bank exceeds the benchmarks set forth in the Annual Executive Bonus Matrix. The total Deferral Award shall never exceed fifteen percent (15%) for any given Plan Year. Each participant shall be immediately one hundred percent (100%) vested in all Deferral Awards as of the date they are awarded.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in Last	Withdrawals/	balance at last
Name	Plan	Last FY ($)	Last FY ($)	FY ($)	Distributions ($)	FYE ($)
Alan J. Bedner	EIRP	—	7,540	—	13,600	132,673
Janice Bolomey	EIRP	—	39,874	—	—	164,485
John J. Kauchak	EIRP	—	40,264	—	—	170,067

The following table sets forth information regarding outstanding equity awards to the NEOs at December 31, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (12/31/20)
Option Awards						Stock Awards
			Equity					Equity	Equity
			Incentive Plan					Incentive	Incentive Plan
	Number of	Number of	Awards;					Plan Awards:	Awards: Market
	Securities	Securities	Number of			Number of	Market Value	Number of	or Payout Value
	Underlying	Underlying	Securities			Shares or	of Shares or	Unearned	of Unearned
	Unexercised	Unexercised	Underlying			Units of	Units of	Shares, Units	Shares, Units or
	Options	Options	Unexercised	Option	Option	Stock That	Stock That	or Other Rights	Other Rights
	Exercisable	Unexercisable	Unearned	Exercise	Expiration	Have Not	Have Not	That Have Not	That Have Not
Name	(#)	(#)	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested (#)
James A.	11,000	—	—	7.25	3/27/2024	2,000	35,100	—	—
Hughes	11,000	—	—	8.31	1/29/2025	4,000	70,200	—	—
	11,000	—	—	8.95	2/25/2026	7,500	131,625	—	—
	6,667	3,333	—	21.15	3/9/2028	5,625	98,719	—	—
	9,334	4,666	—	18.77	12/21/2028	6,000	105,300	—	—
	8,334	16,666	—	20.61	3/12/2029	—	—	—	—
	—	15,000	—	16.27	3/16/2030	—	—	—	—
Janice	11,000	—	—	5.82	11/17/2021	1,500	26,325	—	—
Bolomey	11,000	—	—	5.46	12/18/2022	2,000	35,100	—	—
	11,000	—	—	7.16	3/3/2024	3,000	52,650	—	—
	11,000	—	—	8.29	3/17/2025	4,000	70,200	—	—
	11,000	—	—	8.95	2/25/2026	—	—	—	—
	10,000	—	—	16.75	3/3/2027	—	—	—	—
	6,667	3,333	—	21.15	3/9/2028	—	—	—	—
	3,334	6,666	—	20.61	3/12/2029	—	—	—	—
	—	10,000	—	16.27	3/16/2030	—	—	—	—
John J.	11,000	—	—	5.82	11/17/2021	1,250	21,938	—	—
Kauchak	11,000	—	—	5.48	3/5/2023	2,000	35,100	—	—
	11,000	—	—	7.16	3/3/2024	3,000	52,650	—	—
	11,000	—	—	8.29	3/17/2025	4,000	70,200	—	—
	11,000	—	—	8.95	2/25/2026	—	—	—	—
	10,000	—	—	16.75	3/3/2027	—	—	—	—
	6,667	3,333	—	21.15	3/9/2028	—	—	—	—
	3,334	6,666	—	20.61	3/12/2029	—	—	—	—
	—	10,000	—	16.27	3/16/2030	—	—	—	—
Vincent	200	—	—	9.63	12/16/2025	750	13,163	—	—
Geraci	2,000	—	—	14.60	12/15/2026	750	13,163	—	—
	4,000	2,000	—	19.75	1/2/2028	1,125	19,744	—	—
	6,000	3,000	—	21.30	12/10/2028	1,500	26,325	—	—
	2,500	5,000	—	22.25	12/6/2029	—	—	—	—
	—	7,500	—	18.64	12/11/2030	—	—	—	—
Laureen S.	5,500	—	—	9.36	12/10/2024	500	8,775	—	—
Cook	5,500	—	—	10.97	1/5/2026	500	8,775	—	—
	5,000	—	—	14.60	12/15/2026	750	13,163	—	—
	3,333	1,667	—	19.75	1/2/2028	1,000	17,550	—	—
	3,334	1,666	—	21.30	12/10/2028	—	—	—	—
	1,334	2,666	—	22.25	12/6/2029	—	—	—	—
	—	4,000	—	18.64	12/11/2030	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary. Such amount shall be paid in equal installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. Mr. Hughes will also continue to receive hospital, health, medical, and life insurance and such other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year. Such amount shall be paid in installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. The Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance coverage during the 18 month period following his termination, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.

Mr. Hughes’ employment agreement defines a change in control as including:  any event requiring the filing of a Current report on Form 8-K to announce a change in control; any person acquiring 35% or more of the Company’s voting power; if persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period; if the Company fails to satisfy the listing criteria for any exchange on which its shares are traded due to the number of shareholders or the number of round lot holders; or if the Board of the Company approves any transaction after which the shareholders of the Company fail to control 51% of the voting power of the resulting entity.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year. Such amount shall be paid in installments in the same manner in which Mr. Hughes’ compensation was paid through the date of termination. In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination.

“Significant Acquisition” under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.

Following a Change in Control Mr. Hughes is also subject to a non-compete covenant and a non-solicitation covenant with respect to officers and employees of the Registrant and the Bank, in each case for a period of 18 months following termination of Mr. Hughes’ employment. Mr. Hughes would be entitled to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year in exchange for agreeing to the non-compete and non-solicitation covenants.

Mr. Hughes’ Employment Agreement has a term of three (3) years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three (3) years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions. In addition, the term of Mr. Hughes’ Employment Agreement shall terminate immediately upon the occurrence of any of the following, unless the Board of Directors of the Company and the Bank waive such termination: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance;

(ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes’ Employment Agreement.

The following table summarizes the potential payments to Mr. Hughes if a triggering event occurred on December 31, 2020.

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation - Change in Control	$850,791	$1,222,094
Cash Compensation - Non-compete		1,222,094
Health Benefits	19,769	19,769
Accelerated Option Vesting	—	211,383
Accelerated Restricted Stock Vesting	—	488,195
SERP Contribution	—	434,872
Total	$870,560	$3,598,407

Retention Agreements

The Company also entered into Retention Agreements with Ms. Bolomey and Mr. Kauchak. Each of the Retention Agreements provides that the executive may be terminated at any time for “cause” as defined in the applicable Retention Agreement or without “cause.” In the event that the executive is terminated without “cause” or resigns for “good cause” (as defined under the applicable Retention Agreement and discussed below), the executive is entitled to receive a severance amount equal to 12 months of the executive’s then current base salary. Such amount shall be paid in a lump sum payment (within 30 days of the termination of the executive). In addition, the executive will continue to receive medical, life insurance and other benefits to which the executive had been entitled at the date of termination for 12 months, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. “Good Cause” under the Retention Agreements includes a material reduction in the executive’s duties and responsibilities or any reduction in the executive’s base salary.

In addition, if the executive’s employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year. Such amount shall be paid in one lump sum payment (within 30 days of the executive’s termination subsequent to a “change in control”). The Company or its successor will be required to maintain the executive’s hospital, health, medical and life insurance coverage for such 24-month period. All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if the executive’s employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to twice the amount of the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonus paid to the executive during the preceding fiscal year. Such amount shall be paid  in one lump sum payment (within 30 days of the termination of the executive subsequent to a “Significant Acquisition.”) The Company is also required to maintain the executive’s hospital, health, medical and life insurance benefits coverage during such 24-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. In the event the executive becomes entitled to the foregoing amounts due to termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to the executive shall accelerate and immediately vest upon such termination. “Significant Acquisition” under the Retention Agreements means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company. Each Retention Agreement has a term of three years; however, in the event that the term of the Retention Agreement would terminate at any time after the Company has engaged in substantive negotiations regarding a transaction that would lead to a change in control, the Retention Agreement shall continue to remain in full force and effect until the earlier to occur of (i) the effectuation of the transaction leading to the change in control, or (ii) the termination of the negotiations for the proposed transaction, which would have resulted in the change in control. In addition, the term of each Retention Agreement shall terminate immediately upon the occurrence of any of the following, unless the Board of Directors of the Company and the Bank waive such termination: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which in any way restricts the payment of an award or benefits under the Retention Agreement.

The following table shows the payout which would be made to Ms. Bolomey in the event Ms. Bolomey’s employment is terminated without cause and in the event that Ms. Bolomey’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$220,000	$527,537
Health Benefits	13,019	26,038
Accelerated Vesting of Stock Options	—	64,013
Accelerated Vesting of Restricted Stock	—	197,035
Total	$233,019	$814,623

The following table shows the payout which would be made to Mr. Kauchak in the event Mr. Kauchak’s employment is terminated without cause and in the event that Mr. Kauchak’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination without cause	Termination following a change in control
Cash Compensation	$217,000	$522,784
Health Benefits	6,791	13,583
Accelerated Vesting of Stock Options	—	64,013
Accelerated Vesting of Restricted Stock	—	192,848
Total	$223,791	$793,228

Change in Control Agreements

The Company also entered into Change in Control Agreements with Ms. Cook and Mr. Geraci. If the executive’s employment with the Company or any successor terminates within six (6) months after a “change in control” of the Company, as defined under the Change in Control Agreements (regardless of the reason for such termination), then Ms. Cook and Mr. Geraci will be entitled to receive an amount equal to nine (9) months and twelve (12) months of their annual base salary at the date of termination, plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year, respectively. Such amount shall be paid in one lump sum payment (within 22 days of the executive’s termination subsequent to a “change in control”). The Company or its successor will be required to maintain Ms. Cook’s and Mr. Geraci’s hospital, health, medical and life insurance coverage for such 9-month and 12-month period, respectively. All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

The following table shows the payout which would be made to Ms. Cook in the event that Ms. Cook’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination following a change in control
Cash Compensation	$152,250
Health Benefits	5,467
Accelerated Vesting of Stock Options	65,770
Accelerated Vesting of Restricted Stock	56,028
Total	$279,515

The following table shows the payout which would be made to Mr. Geraci in the event Mr. Geraci’s employment is terminated following a change in control or significant acquisition:

Payments and Benefits	Termination following a change in control
Cash Compensation	$940,234
Health Benefits	14,036
Accelerated Vesting of Stock Options	116,282
Accelerated Vesting of Restricted Stock	84,041
Total	$1,154,593

DIRECTOR COMPENSATION

Each Director listed below is a current Director of the Company and the Bank. Directors of the Company do not receive per meeting fees for their service on the Company’s Board of Directors. Compensation for service on the Bank’s Board of Directors for 2020 was in the form of cash compensation consisting of an annual retainer, meeting and committee fees; as well as, equity compensation in the form of restricted stock and stock option awards.

Members of the Bank’s Board of Directors received an $18,000 retainer for service on the Board of Directors in 2020 which was paid in 2021. The Chairman of each Board Committee received an additional $3,000 retainer, while the Chairman of the Board received an additional $6,000.

Directors also receive $700 for attendance at each Bank Board of Directors’ meeting, and between $300 and $700 for attendance at each Bank Committee meeting. The Chairman of the Board and the Chairman of each individual Committee receive an additional $200 per meeting.

The Directors are eligible to participate in the Company’s stock bonus and stock option plans. On January 2, 2020, the Company’s non-employee Directors were each granted nonqualified stock options at a Black-Scholes fair value of $6.40, which vests in 33% increments over three (3) years commencing January 2, 2021.

	Fees Earned or			All Other
Name	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
		(1)	(1)	(2)
Dr. Mark S. Brody	$23,400	$—	$42,256	$19,000	$84,656
Wayne Courtright	31,200	—	42,256	16,000	89,456
David D. Dallas	34,200	—	42,256	22,000	98,456
Robert H. Dallas, II	18,700	—	42,256	16,000	76,956
Dr. Mary E. Gross	25,500	—	42,256	19,000	86,756
Peter E. Maricondo	29,300	—	42,256	19,000	90,556
Raj Patel	19,700	—	42,256	16,000	77,956
Donald E. Souders, Jr.	13,900	—	42,256	16,000	72,156
Aaron Tucker	21,600	—	42,256	16,000	79,856
Allen Tucker	20,700	—	42,256	19,000	81,956

(1)	Represents the full grant date fair value of the award.
(2)	Represents the retainer paid in 2020 for service on the Board of Directors during 2019.

For details on the restricted stock and options awarded to the Directors in 2020; as well as their aggregate holdings at year-end see below:

					Aggregate
	Number of				Number of
	shares of	Grant Date	Number	Grant Date Fair	Restricted
	Restricted	Fair Value	of	Value of	Stock	Aggregate Number
	Stock	of Stock	Options	Options	Awards	of Options
Name	Awarded	Awarded	Awarded	Awarded	Outstanding	Outstanding
Dr. Mark S. Brody	—	$—	6,600	$42,256	1,475	18,800
Wayne Courtright	—	—	6,600	42,256	1,475	18,800
David D. Dallas	—	—	6,600	42,256	1,475	13,333
Robert H. Dallas, II	—	—	6,600	42,256	1,237	13,300
Dr. Mary E. Gross	—	—	6,600	42,256	1,475	15,867
Peter E. Maricondo	—	—	6,600	42,256	1,475	18,800
Raj Patel	—	—	6,600	42,256	1,237	18,700
Donald E. Souders, Jr.	—	—	6,600	42,256	1,237	18,700
Aaron Tucker	—	—	6,600	42,256	1,237	18,700
Allen Tucker	—	—	6,600	42,256	1,475	18,800

MANAGEMENT AND DIRECTOR DEFERRED FEE PLAN

Each of the Directors of the Company has the option to elect to defer up to 100% of his or her respective retainer and Board fees, while Executive Management may defer up to 100% of their Annual Compensation. The crediting rate of the deferred account balance is equal to the prime rate plus 100 basis points with a minimum of 4% and a maximum of 10%, adjusted annually and compounded monthly. Each Director and Executive is 100% vested in his deferred account balance. The retirement age under the plan is 65, and the benefit payment is paid in monthly installments for 120 months or as a lump sum. The death benefit under the plan is 100% of the account balance paid to the participant’s beneficiary in monthly installments for 120 months or a lump sum if death occurs prior to retirement.

For details on deferred compensation and interest received for Directors and Executives in 2020 see below.

Name	Deferred Compensation	Interest Received	Total
Dr. Mark S. Brody	$42,400	$29,239	$71,639
David D. Dallas	56,200	7,456	63,656
Robert H. Dallas, II	18,700	3,389	22,089
Peter E. Maricondo	48,300	6,587	54,887
Donald E. Souders, Jr.	13,900	1,749	15,649
Aaron Tucker	18,800	2,720	21,520
James A. Hughes	300,000	58,330	358,330
John J. Kauchak	92,964	15,818	108,782

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; REVIEW, APPROVAL OR

RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to Directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or Directors, or in which they have beneficial ownership interest of ten percent or more). These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collectability or represent other unfavorable features.

Other than the ordinary course lending transactions described above, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit

Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party. During 2020 and 2019, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2 – THE RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY’S

INDEPENDENT EXTERNAL AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2021

The Audit Committee has appointed the firm of RSM US LLP to act as our independent registered public accounting firm and to audit our Consolidated Financial Statements for the fiscal year ending December 31, 2021. This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our shareholders, the Audit Committee will consider that fact when it selects the independent auditors for the following fiscal year.

Required Vote

THE SELECTION OF RSM US LLP WILL BE RATIFIED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE COMPANY’S SELECTION OF RSM US LLP.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, companies with securities registered with the Securities and Exchange Commission are required to provide shareholders the opportunity to vote on a non-binding advisory proposal, commonly known as Say-on-Pay, to approve the compensation of executives. The Company has determined to implement this requirement by providing shareholders a simple vote that indicates their position (by a yes or no vote) with respect to our executive compensation.

Our Board of Directors annually reviews and approves corporate and/or individual goals and objectives relevant to the compensation of our executive officers, evaluates performance in light of those goals and objectives, and determines compensation levels based on this evaluation. In determining any long-term incentive component of compensation, the Board will consider all such factors as it deems relevant, such as performance and relative shareholder return, the value of similar incentive awards at comparable companies and the awards granted in previous years. We also believe that both the Company and shareholders benefit from these compensation policies.

The Board recommends that shareholders approve, in an advisory vote, the following resolution:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in this proxy statement, including the tabular disclosure regarding executive officers in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADVISORY PROPOSAL SET FORTH ABOVE.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, this year the Company is providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years. This is commonly known as a “say-when-on-pay” or “say-on-frequency” proposal.

The Board, after review of the evolution and purposes of say-on-pay and say-when-on-pay proposals, is recommending the “every three years” option for this advisory vote. After carefully studying the alternatives, the Board has determined that this approach will best serve the Company and its stockholders. In reaching this determination, the Board considered that the Company’s compensation program includes components that are tied to long-term corporate performance and stockholder returns. The Board believes that having a “say-when-on-pay” proposal every three years will give stockholders the opportunity to assess the Board’s compensation program in light of three years of corporate performance. In addition, the three-year cycle will give the Board sufficient time to review stockholder views on executive compensation and to make changes if appropriate. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. The proxy card for this meeting provides stockholders with four options for voting on this item. Stockholders can choose whether the say-on-pay vote should occur every year, every two years, every three years or abstain. Stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Recommendation

The Board of Directors of the Company recommends that you vote for the option of “every three years” for future advisory votes on executive compensation.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the section of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and Directors and persons who own more than 10% of the Company’s Common Stock (who are referred to as “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received or written representations from Reporting Persons, the Company believes that, with respect to the fiscal year ended December 31, 2020, all Reporting Persons timely complied with all applicable filing requirements, except (i) for a Form 4 Statement of Changes in Beneficial Ownership filed on behalf of Alan J. Bedner (our former Chief Financial Officer) on April, 8 2020 for transactions occurring on April 1, 2020, and (ii) a Form 4 Statement of Changes in Beneficial Ownership filed on behalf of Dr. Mark S. Brody on June 3, 2020 for transactions occurring on April 22, 2020, in both cases due to a clerical error.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2022 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey, 08809, no later than November 13, 2021, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

Also, under SEC rules, generally, a shareholder may not submit more than one proposal, and the proposal, including any accompanying support may not exceed 500 words. In order to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Unity common stock for at least one year before the dated the proposal is submitted. Confirmation of ownership should be attached with the proposal and the stock must be held through the date of the Annual meeting.

ANNUAL REPORT ON FORM 10-K

At your request, the Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K. Please direct all inquiries to the Company’s Corporate Secretary at (908) 713-4304.

UNITY BANCORP INC

VOTE

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Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Unity Bancorp Inc. Shareholder Meeting to be Held on May 13, 2021

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 Proxy, 2020 10K and 2020 Annual Report are available at:

www.investorvote.com/UNTY

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2NOT

03DM6E

Shareholder Meeting Notice

Unity Bancorp Inc.'s Annual Meeting of Shareholders will be held on Thursday, May 13, 2021, 9:30 A.M. local time, virtually via the internet at www.meetingcenter.io/256600652. The password for the meeting is – UNTY2021.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3, and for every 3 YEARS on Proposal 4:

1. Election of Directors:
   01 - Dr. Mark S. Brody
   02 - Raj Patel
   03 - Donald E. Souders, Jr.
2. The ratification of RSM US LLP as the Company's Independent, external auditors for the year ending December 31, 2021.
3. To approve, on an advisory basis, the Executive Compensation Plan.
4. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on Executive Compensation.
5. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

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– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Unity Bancorp Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

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UNITY BANCORP INC VOTE

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2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3, and for every 3 YEARS on Proposal 4.

1. Election of Directors:

Nominee	For	Withhold
01 - Dr. Mark S. Brody	☐	☐
02 - Raj Patel	☐	☐
03 - Donald E. Souders, Jr.	☐	☐

Proposal	For	Against	Abstain
2. The ratification of RSM US LLP as the Company's independent, external auditors for the year ending December 31, 2021.	☐	☐	☐
3. To approve, on an advisory basis, the Executive Compensation Plan.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on Executive Compensation. (* mark 1 yr, 2 yrs, 3 yrs or abstain)	☐	☐	☐	☐

5. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03DN4D

The 2021 Annual Meeting of Shareholders of Unity Bancorp will be held on Thursday, May 13, 2021, 9:30 A.M. local time, virtually via the Internet at www.meetingcenter.io/256600652.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – UNTY2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/UNTY

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UNITY BANCORP INC

Unity Bancorp Inc.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 13, 2021

James A. Hughes is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unity Bancorp Inc. to be held on May 13, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3, and for every 3 YEARS on item 4.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

UNITY BANCORP INC VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2021 Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3, and for every 3 YEARS on Proposal 4.

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1. Election of Directors:

Nominee	For	Withhold
01 - Dr. Mark S. Brody	☐	☐
02 - Raj Patel	☐	☐
03 - Donald E. Souders, Jr.	☐	☐

Proposal	For	Against	Abstain
2. The ratification of RSM US LLP as the Company's independent, external auditors for the year ending December 31, 2021.	☐	☐	☐
3. To approve, on an advisory basis, the Executive Compensation Plan.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on Executive Compensation. (* mark 1 yr, 2 yrs, 3 yrs or abstain)	☐	☐	☐	☐

5. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X +

03DM5D

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.investorvote.com/UNTY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UNITY BANCORP INC

Unity Bancorp Inc.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2021

James A. Hughes is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unity Bancorp Inc. to be held on May 13, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3, and for every 3 YEARS on item 4.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

UNITY BANCORP INC VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/UNTY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/UNTY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting 401(k) Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3, and for every 3 YEARS on Proposal 4.

1. Election of Directors:

Nominee	For	Withhold
01 - Dr. Mark S. Brody	☐	☐
02 - Raj Patel	☐	☐
03 - Donald E. Souders, Jr.	☐	☐

Proposal	For	Against	Abstain
2. The ratification of RSM US LLP as the Company's independent, external auditors for the year ending December 31, 2021.	☐	☐	☐
3. To approve, on an advisory basis, the Executive Compensation Plan.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on Executive Compensation. (* mark 1 yr, 2 yrs, 3 yrs or abstain)	☐	☐	☐	☐

5. In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03DM7D

The 2021 Annual Meeting of Shareholders of Unity Bancorp will be held on Thursday, May 13, 2021, 9:30 A.M. local time, virtually via the internet at www.meetingcenter.io/256600652.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — UNTY2021.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UNITY BANCORP INC

Unity Bancorp Inc.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2021.

James A. Hughes is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unity Bancorp Inc. to be held on May 13, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3, and for every 3 YEARS on item 4.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)